UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2024

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Resignation

On June 12, 2024 (the “Effective Date”), after the conclusion of the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of TScan Therapeutics, Inc. (the “Company”), Timothy Barberich, a member and Chairman of the Board of Directors (the “Board”) of the Company, tendered his resignation from the Board and Chairman position thereof, effective immediately. Current member of the Board, Stephen Biggar, M.D., Ph.D., assumed the role of Chairman of the Board, effective as of the Effective Date. Mr. Barberich’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Barberich for his years of service as a director.

Director Appointment

On June 12, 2024, the Board appointed Garry Nicholson to the Board, effective as of the Effective Date . Mr. Nicholson will serve as a Class I director until the date of the annual meeting of stockholders following the year ending December 31, 2024, or until his earlier death, resignation or removal. The Board has determined that Mr. Nicholson qualifies as an independent director under the listing standards of the Nasdaq Global Market.

As a non-employee director, Mr. Nicholson will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation policy. There are no arrangements or understandings between Mr. Nicholson and any other person pursuant to which Mr. Nicholson was selected as a director, and there are no transactions between Mr. Nicholson and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s non-employee director compensation policy, the Board granted Mr. Nicholson certain options to purchase an aggregate of 71,250 shares of the Company’s voting common stock at an exercise price equal to the closing market price per share of the Company’s common stock on the Nasdaq Global Market on June 12, 2024. Of the aggregate shares granted, 47,500 options will vest in full upon the earlier to occur of the first anniversary of the grant date or the date of the 2025 annual meeting of stockholders of the Company, and 23,750 will vest with respect to one-third of the shares on June 12, 2025, with the balance vesting thereafter in 24 equal monthly installments, with vesting of both grants subject to Mr. Nicholson’ continued service on the Board.

The Company will enter into an indemnification agreement with Mr. Nicholson in connection with his appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company, filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed on March 6, 2024.

A copy of the Company’s press release announcing the appointment of Mr. Nicholson is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Board Committees

Effective as of the Effective Date, the Board appointed Stephen Biggar to serve as Chairman of the Board. Effective as of the Effective Date, Dr. Biggar will no longer serve on the Nominating and Corporate Governance Committee, but he will continue in his positions as a Class I director of the Board and Chairman of the Compensation Committee of the Board. Mr. Nicholson will serve on the Nominating and Corporate Governance Committee of the Board and on the Research and Clinical Development Committee of the Board. Effective as of the Effective Date, the Nominating and Corporate Governance Committee of the Board is composed of Katina Dorton, Gabriela Gruia and Garry Nicholson and the Research and Clinical Development Committee of the Board is composed of Barbara Klencke, Gabriela Gruia, Stephen Biggar and Garry Nicholson. The compositions of the Audit Committee and the Compensation Committee of the Board remain unchanged.

Amended and Restated 2021 Equity Incentive Plan and Awards

As described below, on June 12, 2024, at the Annual Meeting, the stockholders of the Company approved the Amended and Restated TScan Therapeutics, Inc. 2021 Equity Incentive Plan (the “Amended and Restated 2021 Plan”). The Amended and Restated 2021 Plan amends the evergreen provision in the current TScan Therapeutics,

Inc. 2021 Equity Incentive Plan (the “Original 2021 Plan”) to provide that shares of the common stock underlying the Company’s outstanding pre-funded warrants shall be added to the outstanding shares of common stock of the Company to which the annual share replenishment will be applied and to increase the number of shares of the common stock reserved for issuance thereunder by 2,000,000 shares.

The Company’s officers and directors are among the persons eligible to receive awards under the Amended and Restated 2021 Plan in accordance with the terms and conditions thereunder. A detailed summary of the Amended and Restated 2021 Plan is set forth in Proposal No. 3 in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on April 30, 2024. Such detailed summary of the Amended and Restated 2021 Plan and the foregoing description of the Amended and Restated 2021 Plan are qualified in their entirety by reference to the full text of the Amended and Restated 2021 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On June 12, 2024, the Board approved stock option awards for an aggregate of 308,750 shares of voting common stock to non-employee directors, with an exercise price equal to the closing price of the voting common stock on such date of grant of $8.88. These stock option awards are subject to vesting schedules, based on the recipient’s continued service to the Company through the vesting date. The awards to the non-employee directors reflect a modification of the Company’s non-employee director policy to grant an option to purchase 47,500 shares (previously 35,000 shares) of our common stock to each non-employee director on the date of each annual meeting of stockholders of our company, which will vest, subject to the director’s continued service on the Board through such vesting date, in full upon the earlier to occur of the first anniversary of the date of grant or the date of the next annual meeting and to make a one-time grant of an option to purchase 23,750 shares of our common stock to any new non-employee director under the Amended and Restated 2021 Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2024, the Company held the Annual Meeting. The Company held its Annual Meeting to consider and vote on the three proposals set forth below, each of which is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A, which were filed with the U.S. Securities and Exchange Commission on April 30, 2024. The final voting results are set forth below.

Proposal 1 - Election of Class III Directors

The stockholders of the Company elected Gabriela Gruia, M.D. and Barbara Klencke, M.D. as Class III directors, each to serve for a three-year term ending at the annual meeting of stockholders to be held in 2027 and until their successor has been duly elected and qualified or until their earlier resignation or removal. The results of the stockholders’ vote with respect to the election of the Class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Gabriela Gruia, M.D.	29,410,716	2,129,924	6,769,026
Barbara Klencke, M.D.	31,310,108	230,532	6,769,026

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Abstain
38,307,780	1,353	533

Proposal 3 – Approval of Amended and Restated TScan Therapeutics, Inc. 2021 Equity Incentive Plan

The stockholders of the Company approved the Amended and Restated 2021 Plan to provide that shares of the common stock underlying the Company’s outstanding pre-funded warrants shall be added to the outstanding shares of the common stock of the Company to which the annual share replenishment will be applied and to increase the number of shares of the common stock that may be subject to awards. The results of the stockholders’ vote with respect to such approval were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,393,922	6,145,988	730	6,796,026

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1*	Amended and Restated TScan Therapeutic, Inc. 2021 Equity Incentive Plan

99.1	Press Release issued by TScan Therapeutics, Inc. on June 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: June 14, 2024	By:	/s/ Gavin MacBeath
Gavin MacBeath
Chief Executive Officer